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                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed as of August 23, 2001, by and between American National Financial, Inc. (ANFI), a California corporation and its successors (herein called the "Employer"), and Carl A. Strunk, an individual, residing at 123 Via Alicia, Santa Barbara, CA (herein called the "Employee"). The effective date of this Agreement ("Effective Date") shall be August 14, 2001.

                                   WITNESSETH:

        WHEREAS, the Employer wishes to employ the Employee and the Employee wishes to be employed by the Employer; and

        WHEREAS, the Employee is willing to accept employment, perform such services and duties, and serve the Employer for the compensation hereinafter set forth during the term of this Agreement and the Employer is willing to pay such compensation during such term.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

        1) Employment Term and Location of Employment. Subject to the conditions hereinafter set forth, the Employer shall employ the Employee and the Employee shall remain in the employment of, and serve the Employer for a period of three
(3) years commencing the Effective Date ("The Term"). At the end of each year of this Agreement, the term of this Agreement shall automatically be extended for an additional one (1) year, unless ANFI or the Employee provide the other with written notice prior to the expiration of such year of their intent not to extend the term for an additional year; provided, however, that ANFI shall only be entitled to elect to not extend the term if ANFI or any of its subsidiaries fails to perform in accordance with the budgeted expectations for such entities in the year in which such extension relates. Such budgeted expectations shall be determined by the Board of Directors of ANFI in the exercise of reasonable discretion. Any notice to the Employee by ANFI not to extend the term shall set forth in reasonable detail the basis for the decision not to extend. The term of this Agreement, including any extensions thereof in accordance with this Section 1, shall hereinafter be referred to as the "Term."

        2) Duties. The Employee agrees that, during the specified period of his employment, he shall use his best efforts, skills, and abilities to:

                (a)act as Employer's Chief Financial Officer; and

                (b)serve as a member of Employer's Board of Directors.



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        3) Devotion of Time. Employee agrees to devote his entire working time, to the business and affairs of the Employer during the term of this Agreement. Notwithstanding, Employer recognizes that Employee serves on the Board of Directors of Micro General Corporation and will continue to do so indefinitely. Employee will not participate in or accept any other business activities or involvements without the prior approval of the Board of Directors of ANFI.

        4) Compensation During Employment. During the period of his employment under this Agreement, Employee's compensation and consideration for the performance of his services hereunder shall be as follows, all of which shall be paid or given by Employer:

                  (a) Base Salary. Employee shall receive a base salary ("Base Salary") of $175,000 for first twelve (12) months of his employment, and $200,000 for each twelve (12) months thereafter, with such Base Salary paid ratably each month over each twelve (12) month period (after appropriate deductions for taxes, benefits and other customary items). Such base salary may be reviewed and increased at the discretion of the Chief Executive Officer.

                  b) Incentive Compensation. Employee shall be entitled to receive Merit Compensation based on Employee's and the Company's performance during the preceding year as determined by the Chairman of the Board and the Board of Directors.

                  c) The standard Company benefits enjoyed by the Company's other top executives.

                  d) Company shall pay Employee's membership dues in a social and/or recreational club as deemed necessary and appropriate by Employee to maintain various business relationships on behalf of the Company; provided however, that the company shall not be obligated to pay for any of Employee's personal purchases and expenses at such clubs.

                  e) Company shall provide medical and insurance coverage to employee and his dependants commencing on the date of the execution hereof and so long as this Agreement and all renewals of same are in force and effect.

                  f) Supplemental disability insurance sufficient to provide two-thirds of pre-disability base salary as base salary has been defined in Section 4.

                  The Company shall deduct from all compensation payable under this Agreement to Employee any taxes or withholdings the Company is required to deduct pursuant to state and federal laws or by mutual agreement between the parties.

        5) Vacation, Holidays and Sick Time. Employee shall be entitled to paid vacation time for a period of time comparable to Employer's other executive employees and on terms comparable to Employer's other executive employees. Employees shall be entitled to the applicable number of paid sick days and holidays as determined by Employer for all employees of Employer.



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        6) Termination. Termination of this Agreement shall occur upon the earlier of the following events.

                  (a) The expiration of the term of this Agreement;

                  (b) Mutual written consent of all Parties hereto;

                  (c) For Cause. The company may terminate this Agreement immediately for cause upon written notice to the Employee, in which event the Company shall be obligated to pay the Employee that portion of the minimum base compensation set forth in Section 4 due him through the date of termination. Cause shall be limited to gross and willful neglect of duties or criminal or other illegal activities as determined by a court of competent jurisdiction.

                  (d) Without Cause. Either party may terminate this Agreement immediately without cause by giving written notice to the other. If the Company terminates hereunder, it shall pay to the Employee an amount equal to the product of (A) the Employee's minimum base annual salary rate in effect as of the date of termination plus the total bonus paid or payable to the employee for the most recently ended calendar year, multiplied by (B) the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number 2. Such payment to be made in a lump sum on or before the fifth day following the date of termination or as otherwise directed by Employee. All options granted to the Employee which had not vested as of the date of termination hereunder shall vest immediately. The Company shall maintain in full force and effect, for the continued benefit of the Employee for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number 2, all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is prohibited, the Company shall, at the Company's expense, arrange to provide the Employee with benefits substantially similar to those which the employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is prohibited. If the Employee terminates hereunder, the Company shall be obligated to pay the Employee the minimum base compensation and a prorated minimum annual bonus as set forth in Sections 3 and 4 due him through the date of termination.

                  (e) Disability. If the Employee fails to perform his duties hereunder on account of illness or other incapacity for a period of nine
        (9) consecutive months, the Company shall have the right upon written notice to the Employee to terminate this Agreement without further obligation by paying Employee the minimum base salary without offset for the remainder of the term of this Agreement in a lump sum or as otherwise directed by Employee.

                  (f) Death. If the Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and the Employee's legal representatives



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        shall be entitled to receive the base salary for the remainder of the term of this Agreement and the minimum annual bonus without offset prorated throughout the date of termination in a lump sum or as otherwise directed by Employee's legal representative.

                  (g) Effect of Termination. Termination for any cause shall not constitute a waiver of the Company's rights under this Agreement nor a release of employee from any obligation hereunder except his obligation to perform his day-to-day duties as an employee.

        7) Severance payment.

                  (a) The Employee may terminate his employment hereunder for "Good Reason," which for purposes of this Agreement shall mean a change in control of the Company. A "change in control" of the Company, for purposes of this Agreement, shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company other than a consolidation or merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger own more than 50% of the voting securities of the surviving corporation immediately after the merger, or (y) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (such as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, Fidelity National Financial, Inc. or any "person" who, on the date hereof, is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or (iv) during any period of two (2) consecutive years during the Term or any extensions thereof, individuals, who, at the beginning of such period, constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. The Employee may only terminate this Agreement due to a change in control of the Company during the period commencing 60 days and expiring 365 days after such change in control.

                  (b) If the Employee terminates his employment for Good Reason, or, if after a change in control of the Company, the Company shall terminate the Employee's employment in breach of this Agreement or pursuant to Section 6(d), then:

                        (i) The Company shall pay the Employee his minimum base annual salary due him through the date of termination;

                        (ii) In lieu of any further salary and bonus payments or other payments due to the Employee for periods subsequent to the date of



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                        termination, the Company shall pay, as severance to the
                        Employee, an amount equal to the product of (A) the Employee's base annual salary in effect as of the date of termination plus the Incentive Compensation Bonus, multiplied by (B) the number of years (including partial years) remaining in the Term or the number 1 (one), whichever is greater;

                        (iii) All options granted to the Employee which had not vested as of the date of termination hereunder shall vest immediately; and

                        (iv) The Company shall maintain in full force and effect, for the continued benefit of the Employee for the number of years (including partial years) remaining in the Term, all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is prohibited, the Company shall, at its expense, arrange to provide the Employee with benefits substantially similar to those which the Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is prohibited.

                  (c) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall any compensation or other payments received by the Employee after the date of termination reduce any payments due under this Section 7.

                  (d) To the extent that any or all of the payments and benefits provided for in this Agreement and pursuant to any other agreements with Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code") and, but for this Section 8(d), would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate amount of the payments and benefits under this Agreement shall be reduced such that the present value (as determined under the Code and applicable regulations) of all payments constituting "parachute payments", is equal to 2.99 times the Executive's "base amount" (as defined in the Code).

        8) Complete Agreement. This Agreement together with any previously executed stock option agreement(s) contain the entire agreement of the parties and, except as specifically referred to herein, all prior obligations, proposals and agreements relating to the subject matter hereof have been merged herein except as otherwise set forth in the stock option agreement(s). This Agreement shall not be modified or amended except by agreement in writing duly executed by all the parties hereto.

        9) Representations. Each party represents that neither the execution and delivery of this Agreement, nor the transactions and activities contemplated hereby, will violate any agreement or other arrangement by which such party is bound. Each party hereby



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acknowledges that he and the other parties have not made any warranties, representations or assurances with respect to the subject matter of this Agreement except as are contained herein, and that in the execution hereof and in creating this Agreement, he has made such legal or factual inquiries or determinations ad he deems necessary or desirable and has relied thereon.

        10) Headings. The article and section headings in no way define, limit, extend or interpret the scope of this Agreement or of any particular article or section hereof.

        11) Additional Documents. Each party hereto agrees to execute with acknowledgment or affidavit, if required, any and all other documents and writings that may be necessary or expedient to achieve the purpose of this Agreement.

        12) Number and Gender. When the context in which the words used in this Agreement indicate that such is the intent, words in the singular number shall include the plural and vise versa. References to any gender shall include any other gender as may be applicable under the circumstances.

        13) Severability. In the event that any provision of this Agreement shall be held invalid, illegal, or unenforceable, the same shall not affect in any respect whatsoever the validity of any other provisions of this Agreement.

        14) Binding on Successors. The provisions of this Agreement subject to the terms and conditions hereof, shall be binding upon and inure to the benefit of (i) Employer's successors and assigns, and (ii) Employee's heirs, executors, and administrators to the extent there are any obligations hereunder following Employees death.

        15) Governing Law. This Agreement has been entered into in the State of California, and all questions with respect to the Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State. Any action to enforce any rights or to pursue any claims under this Agreement and any related agreements shall be brought only in the Federal or State Courts in County of Orange, State of California and the Parties hereto expressly and irrevocably consent to personal jurisdiction and venue in such courts.

        16) Time Period. Time is of the essence in this Agreement.

        17) Rights and Remedies are Cumulative. The rights and remedies provided in this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive such party's right to use any or all other remedies. Said rights and remedies are given in addition to any other rights which any party may have by laws, statute, ordinance, or otherwise.

        18) Waiver. No consent or waiver, express or implied, by any party to or of any breach or default by the others in the performance of their obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other parties hereunder. Failure on the part of any party to complain of any act or failure to act of any of the other parties or to declare such other parties in default, irrespective of how long such failure to continues, shall not constitute a waiver by such party of his or its rights hereunder.



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        19) Counterparts. This Agreement may be executed simultaneously or in one or more counterparts, all of which, together, shall constitute one and the same instrument.

        20) Corporate Authority. Each individual executing this Agreement on behalf of Employer represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Agreement is binding upon Employer in accordance with its terms.

        21) Notice. Any approval, disapproval, demand or other notice which any party may desire to give to another party must be in writing and may be given by personal delivery, telecopy, air courier or by mailing the same by registered or certified mail, return receipt requested, to the party hereinafter set forth, or such other address as the parties may hereafter designate:

               TO EMPLOYEE:  Carl A. Strunk
                             123 Via Alicia
                             Santa Barbara, CA 93105


               TO EMPLOYER:  American National Financial, Inc.
                             1111 E. Katella, Suite 220
                             Orange, CA 92867

        22) Life Insurance. Employee shall be entitled to participate in any executive life insurance program and shall receive benefits in such program comparable to other employees of Employer at the same management level.

        23) Joint Preparation. All parties to this Agreement have been represented by competent counsel. This Agreement has been jointly prepared by the Parties, and any uncertainties or ambiguities existing in it shall not be interpreted against any of the Parties under the presumptions of California Civil Code Section 1654, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.




Dated: August 23, 2001

                                       EMPLOYER

                                       AMERICAN NATIONAL FINANCIAL, INC.


                                       By:
                                          --------------------------------------
                                            Michael C. Lowther
                                       Its: Chief Executive Officer



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Dated:
      -------------

                                       EMPLOYER

                                       By:
                                          --------------------------------------
                                          Carl A. Strunk





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